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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statements of The News Corporation Limited (Form F-4) and of Fox Entertainment Group, Inc. (Form S-4) for the registration of US$150,000,000 of 4.750% senior notes due 2010 and US$350,000,000 of 6.550%
senior notes due 2033 and to the incorporation by reference therein of our report dated August 14, 2002 (except for Note 20, as to which the date is August 21, 2002), with respect to the consolidated financial statements of Fox Entertainment Group, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002 and The News Corporation Limited's Annual Report (Form 20-F) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.





                                                /s/ Ernst & Young LLP

Los Angeles, California
August 13, 2003